Exhibit 23.03:  Updated  Consent from Larry O'Donnell

                           Larry O'Donnell, CPA, P.C.
Telephone(303) 745-4545                                    2280 South Xanadu Way
                                                                       Suite 370
                                                          Aurora, Colorado 80014




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of CRYOCON, INC. (formerly known as ISO BLOCK PRODUCTS USA, INC.), and any amendments thereto, and in any related Prospectus, of my auditor's report dated April 28, 2000 accompanying the financial statements of ISO BLOCK PRODUCTS USA, INC. (now known as CRYOCON, INC. ) included in their annual report on Form 10-KSB for the fiscal year end March 31, 2000.


            /s/

By: Larry O'Donnell, CPA, P.C.

May 21, 2001